UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2008
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As part of the settlement of litigation between DUSA Pharmaceuticals, Inc. and River’s Edge Pharmaceuticals, LLC in October 2007, the parties entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) to dismiss the lawsuit brought by DUSA against River’s Edge asserting a number of claims arising out of River’s Edge’s alleged infringement of DUSA’s Nicomide® patent, U.S. Patent No. 6,979,468, under which DUSA has marketed, distributed and sold Nicomide®.
On August 12, 2008, DUSA entered into a worldwide non-exclusive patent license agreement to its patent covering Nicomide® (the “License Agreement”) with River’s Edge and an amendment to the Settlement Agreement (the “Amendment”). The Amendment allows River’s Edge to manufacture and market a prescription product that could be substitutable for Nicomide® pursuant to the terms of the License Agreement and changes certain payment obligations of River’s Edge for sales of its substitutable product, NIC 750. Subject to certain terms and conditions, the License Agreement has an initial term of 12 months, and thereafter, may be automatically renewed for consecutive periods of 12 months at DUSA’s sole option. In consideration for granting the license, DUSA will be paid a share of the net revenues, as defined in the License Agreement, of River’s Edge’s licensed product sales under the License Agreement. The License Agreement is effective as of July 3, 2008.
On August 14, 2008, DUSA issued the press release attached to this report as Exhibit 99.1 and made part of this report announcing its entry into the License Agreement.
These actions follow DUSA’s announcement on July 18, 2008 that it would no longer manufacture and market Nicomide® as a prescription product in response to discussions with the FDA. DUSA is relabeling a supply of product as a non-prescription dietary supplement in compliance with Dietary Supplement Health and Education Act (“DSHEA”) for re-launch and is in discussions with the U.S. Food and Drug Administration about appropriate DSHEA labeling.
Except for historical information, this report, including the exhibit, contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to payments from River’s Edge, and DUSA’s cessation of marketing of Nicomide® as a prescription product, intention to re-launch the product under DSHEA and beliefs regarding the value of Nicomide®. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from future results, performance or achievements expressed or implied by those in the forward-looking statements made in this release. These factors include, without limitation, actions by health regulatory authorities, ability to enter a supply arrangement for a DSHEA product, reliance on third party manufacturers, DUSA’s ability to re-launch Nicomide® as a non-prescription dietary supplement product and other risks and uncertainties identified in DUSA’s Form 10-K for the year ended December 31, 2007, recent Form 10-Q for the period ended June 30, 2008 and other SEC filings from time to time.

Item 9.01. Financial Statement and Exhibits.

Item No.	Description

99.1	Press Release, dated August 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: August 14, 2008	By:	/s/ Richard C. Christopher
Richard C. Christopher, Vice President,
Finance and Chief Financial Officer

EXHIBIT INDEX

Item No.	Description

99.1	Press Release, dated August 14, 2008.